EXHIBIT 23.1

                    Consent of Independent Public Accountants

         We consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  S-8,  pertaining  to  the  Focus  Enhancements,  Inc.  1998
Non-Qualified Stock Option Plan, of our report dated April 27, 2001, with respect to our audit of the financial statements of Focus Enhancements, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Wolf & Company, P.C.
------------------------
Wolf & Company, P.C.


Boston, Massachusetts
June 4, 2002